EXHIBIT 10.44

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of January 20, 2006, among RAINBOW NATIONAL SERVICES LLC, a Delaware limited liability company (the “Borrower”), the GUARANTORS (as defined in the Loan Agreement described below) signatory hereto, JPMORGAN CHASE BANK, in its capacity as administrative agent for the Credit Parties (as defined in the Loan Agreement described below) (the “Administrative Agent”), and the other CREDIT PARTIES (as defined in the Loan Agreement described below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other Credit Parties are parties to that certain Loan Agreement dated as of August 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower has requested, and the Administrative Agent and the other Credit Parties have agreed, to amend the Loan Agreement and to grant certain waivers thereunder, in each case as more fully set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

1.             Amendments to Article 1.

(a)           Article 1 of the Loan Agreement, Definitions, is hereby modified and amended by adding the following definition in the appropriate alphabetical order:

“‘Funded Debt’ shall mean, with respect to any Person, Capitalized Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price or acquisition price of property or services (including, without limitation, obligations of such Person for property taxes) other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person.  Without limiting the generality of the foregoing, such term shall include (a) when applied to any of the Borrower Parties, all obligations of the Borrower Parties under Interest Hedge Agreements and (b) when applied to any of the Borrower Parties or any other Person, all Funded Debt of others Guaranteed by such Person.”

(b)           Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by amending and restating the definition of “Discretionary Distributions Basket Amount” in its entirety as follows:

“‘Discretionary Distributions Basket Amount’ shall mean, for calendar year 2004 and each calendar year thereafter during the term of this Agreement, $200,000,000.  Notwithstanding the foregoing, to the extent that amounts available under the Discretionary Distributions Basket Amount with respect to any calendar year are not used, such amounts may be carried forward to increase the Discretionary Distributions Basket Amount during the years following such year; provided, however, that the aggregate amount available under the Discretionary Distributions Basket Amount during the term of this Agreement shall not exceed $800,000,000.”

(c)           Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by amending and restating the definition of “Lien” in its entirety as follows:

“‘Lien’ shall mean, with respect to any property, any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon such property, securing any Funded Debt or other obligation.”

(d)           Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by (i) deleting the word “and” at the end of clause (f) in the definition of “Permitted Liens” and (ii) inserting the following immediately prior to the period in such definition:

“; and

(h)           Liens created in the ordinary course of business and customary in the industry with respect to the production of motion pictures, television programs and other similar products or content, and the components thereof, securing obligations of the Borrower Parties owing in respect of compensation, residual and other payments for services rendered by creative or other program production personnel that do not constitute Funded Debt, provided that any such Lien shall attach solely to the motion picture, television program, other similar product or content, or applicable component thereof, and the rights of the Borrower Parties’ in respect thereof, that are the subject of the arrangements giving rise to the underlying obligation”

(e)           Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the definitions of “Indebtedness”, “Indebtedness For Money Borrowed”, and “Rainbow DBS Holdings Basket Amount” from such Article.  In connection with the foregoing deletions, the Loan Agreement and each of the other Loan Documents are hereby modified and amended by deleting each reference to “Indebtedness” or “Indebtedness For Money Borrowed” contained therein (other than any such reference contained in the phrase “Incremental Facility Indebtedness”) and replacing each such reference with the term “Funded Debt”.

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2.             Amendments to Article 8.

(a)           Section 8.1 of the Loan Agreement, Funded Debt (as named in the Loan Agreement after giving effect to this Amendment), is hereby modified and amended by amending and restating subsection (c) of such Section in its entirety as follows:

“(c)         Capitalized Lease Obligations, vendor financing arrangements, and insurance premium financing arrangements of the Rainbow Companies in an aggregate amount over the remainder of the term of all such obligations not to exceed $60,000,000 at any one time outstanding;”

(b)           Section 8.2 of the Loan Agreement, Investments, is hereby modified and amended by amending and restating subsection (d) of such Section in its entirety as follows:

“(d)         so long as no Default or Event of Default then exists or would be caused thereby and in each case subject to compliance with Section 6.14 hereof, the Rainbow Companies may do the following:

(i)            make cash Investments in an aggregate amount not to exceed during any year, together with the amount of any Acquisitions made during such year under Section 8.5(d)(v)(A) hereof and the amount of any Restricted Payments made during such year under Section 8.7(c)(i)(A) hereof, the Discretionary Distributions Basket Amount applicable to such period; and

(ii)           make cash Investments funded by Net Cash Proceeds received in connection with the issuance of any New Affiliated Equity to the extent such Net Cash Proceeds are not used by the Rainbow Companies for any other purpose.”

(c)           Section 8.5 of the Loan Agreement, Liquidation; Disposition or Acquisition of Assets, is hereby modified and amended by (i) deleting the reference to “Section 8.2(d)(ii)” contained in clause (v) of subsection (d) of such Section and by replacing such reference with “Section 8.2(d)(i)” and (ii) deleting the reference to “Section 8.7(c)(i)(B)” contained in clause (v) of subsection (d) of such Section and by replacing such reference with “Section 8.7(c)(i)(A)”.

(d)           Section 8.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby modified and amended by amending and restating clause (i) of subsection (c) of such Section in its entirety as follows:

“(i)          so long as the Administrative Agent shall have received satisfactory evidence (x) that the aggregate amount of Liquidity, both before and after giving effect to such Restricted Payment, is at least $35,000,000, (y) that the Borrower is permitted to borrow the aggregate amount of clause (a) of the definition of Liquidity both before and after giving effect to such Restricted Payment and (z) of pro forma compliance with the Financial Covenants, both before and after giving effect to such Restricted Payment,

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(A)          make Restricted Payments in an aggregate amount not to exceed during any year, together with the amount of any Investments made during such year under Section 8.2(d)(i) hereof and the amount of any Acquisitions made during such year under Section 8.5(d)(v)(A) hereof, the Discretionary Distributions Basket Amount applicable to such period, and

(B)           so long as the Total Leverage Ratio is less than or equal to the lesser of (1) 5.00 to 1.00 and (2) the Total Leverage Ratio required by Section 8.8 hereof for the relevant period, make Restricted Payments funded by the Net Cash Proceeds received in connection with any Subsequent Authorized Debt Issuance by the Borrower substantially concurrently with the closing of such Subsequent Authorized Debt Issuance,”

3.             Waivers.

(a)           The Borrower has informed the Administrative Agent that certain long-term liabilities of the Borrower Parties incurred in the ordinary course of business (such as obligations under Film-Rights Agreements) may have qualified as “Indebtedness” (as defined in the Loan Agreement prior to giving effect to this Amendment) under the Loan Agreement, but not as “Indebtedness For Money Borrowed” (as defined in the Loan Agreement prior to giving effect to this Amendment).  The Borrower has further informed the Administrative Agent that certain long-term liabilities of AMC in respect of deferred carriage fees owing to Time Warner Entertainment, L.P. (as described in the Borrower’s consolidated financial statements for the three and nine month periods ended September 30, 2005 and 2004) may have constituted “Indebtedness” (as defined in the Loan Agreement prior to giving effect to this Amendment), but not as “Indebtedness For Money Borrowed” (as defined in the Loan Agreement prior to giving effect to this Amendment).  The Borrower has requested, and the Administrative Agent and the other Credit Parties hereby agree, to waive (i) any Default or Event of Default that may have occurred under the Loan Agreement during the period from the Agreement Date to the Amendment Effective Date as a result of the Borrower Parties’ failure to comply with Section 8.1 of the Loan Agreement due to the incurrence or existence of “Indebtedness” (as defined in the Loan Agreement prior to giving effect to this Amendment) not also constituting “Funded Debt” (as defined in the Loan Agreement after giving effect to this Amendment), and (ii) their rights and remedies under the Loan Agreement and the other Loan Documents which may arise as a result thereof.

(b)           The Borrower has further informed the Administrative Agent that certain Liens created in the ordinary course of business may have constituted “Liens” (as defined in the Loan Agreement prior to giving effect to this Amendment), but may not have qualified as “Permitted Liens” (as defined in the Loan Agreement prior to giving effect to this Amendment).  The Borrower has requested a waiver of, and the Administrative Agent and the other Credit Parties hereby agree to waive, (i) any Default or Event of Default that may have occurred under the Loan Agreement during the period from the Agreement Date to the Amendment Effective Date as a result of the Borrower Parties’ failure to comply with the requirements of Section 8.3 of the Loan Agreement due to the incurrence or existence of “Liens” (as defined in the Loan

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Agreement prior to giving effect to this Amendment) that (A) would not constitute “Liens” (as defined in the Loan Agreement after giving effect to this Amendment) or (B) would constitute “Permitted Liens” (as defined in the Loan Agreement after giving effect to this Amendment), and (ii) their rights and remedies under the Loan Agreement and the other Loan Documents which may arise as a result thereof.

(c)           The Borrower has further informed the Administrative Agent that certain of the Borrower Parties agreed to forgive approximately $156 million of net intercompany amounts owing to them by RMH (the “RMH Intercompany Advances”) on or before April 15, 2005.  The forgiveness of the RMH Intercompany Advances was recorded as a capital distribution by the Borrower.  The Borrower has requested, and the Administrative Agent and the other Credit Parties hereby agree, to waive (i) any Default or Event of Default that may have occurred under the Loan Agreement (A) during the period from the Agreement Date to April 15, 2005 as a result of the existence of the intercompany amounts to the extent such Investments were not permitted under Section 8.2 of the Loan Agreement, and (B) as a result of any Restricted Payment or Restricted Purchase made by any of the Borrower Parties on or before April 15, 2005 in connection with the forgiveness of the RMH Intercompany Advances, and (ii) their rights and remedies under the Loan Agreement and the other Loan Documents which may arise as a result of the foregoing.  The Administrative Agent and the other Credit Parties hereby agree that any Restricted Payment or Restricted Purchase resulting from the forgiveness of the RMH Intercompany Advances shall not reduce the Discretionary Distributions Basket Amount for any period.

4.             No Other Amendments or Waivers.  Except for the amendments and waivers set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  The amendments and waivers agreed to herein shall not constitute a modification of the Loan Agreement or a course of dealing with the Administrative Agent or the other Credit Parties at variance with the Loan Agreement which would require further notice by the Administrative Agent or the other Credit Parties in order to require strict compliance with the terms of the Loan Agreement, as amended hereby, and the other Loan Documents in the future.

5.             Reaffirmation.  Each of the Borrower Parties acknowledges and agrees that the security and other interests granted to the Administrative Agent and the other Credit Parties pursuant to the Loan Documents to which each respective Borrower Party is a signatory prior to the date hereof shall remain outstanding and in full force and effect in accordance with the Loan Documents, and shall continue to secure the Obligations, and that the security and other interests granted to the Administrative Agent and the other Credit Parties thereby are hereby ratified, confirmed and continued by execution and delivery hereof.  The Loan Documents shall remain extant and in full force and effect following the execution and delivery of this Amendment and the other Loan Documents executed in connection therewith, and each of the Borrower Parties hereby ratifies and confirms its respective obligations thereunder.

6.             Conditions Precedent to this Amendment.  This Amendment shall be effective as of the date first written above (the “Amendment Effective Date”), upon the receipt by the Administrative Agent of (a) counterparts of this Amendment duly executed by the Borrower and

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each of the Guarantors and (b) a Lender Addendum duly executed by each of the Majority Lenders as provided Section 9 of this Amendment.

7.             Representations and Warranties. The Borrower hereby represents and warrants in favor of the Administrative Agent and the other Credit Parties as follows:

(a)           The representations and warranties of the Borrower and each Guarantor set forth in the Loan Agreement are hereby restated and affirmed as true and correct in all material respects as of the date hereof (after giving effect to the waivers and amendments contained in this Amendment), other than those which, according to their terms, were true and correct only on the Agreement Date;

(b)           The Borrower has the limited liability company power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)           This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal and valid obligation of the Borrower enforceable against the Borrower in accordance with its terms; and

(d)           The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the partnership or limited liability company agreement, as applicable, of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are or may become bound.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

9.             Delivery of Lender Addenda.  Each Lender shall become a party to this Amendment by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex A attached hereto, duly executed by such Lender.

10.           Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES AND WITHOUT REFERENCE TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

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11.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute, deliver and seal this Amendment as of the day and year first above written.

BORROWER:	RAINBOW NATIONAL SERVICES LLC

	By:	/s/ John Bier
	Name:	John Bier
	Title:	Senior Vice President & Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

GUARANTORS:	AMC PRODUCTIONS, INC.

WE: WOMEN’S ENTERTAINMENT PRODUCTIONS, INC.

IFC PROGRAMMING, INC.

RNS CO-ISSUER CORPORATION

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

	By:	/s/ John Bier
	Name:	John Bier
	Title:	Senior Vice President & Treasurer
of each of the above-named corporations

AMC MOVIE COMPANION LLC

MONSTERS VOD SERVICES LLC

AMC NEW MEDIA LLC

AMC FILM HOLDINGS LLC

WE: WOMEN’S ENTERTAINMENT LLC

By: American Movie Classics Company LLC, as sole member of each of the above-named limited liability companies

	By:	/s/ John Bier
	Name:	John Bier
	Title:	Senior Vice President & Treasurer

AMERICAN MOVIE CLASSICS COMPANY, LLC

	By:	/s/ John Bier
	Name:	John Bier
	Title:	Senior Vice President & Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

RAINBOW PROGRAMMING HOLDINGS LLC

By:	/s/ John Bier
Name:	John Bier
Title:	Senior Vice President & Treasurer

WE NEW MEDIA LLC

By: WE: Women’s Entertainment LLC, as sole member of the above-named limited liability company

By: American Movie Classics Company LLC, as sole member of WE: Women’s Entertainment LLC

By:	/s/ John Bier
Name:	John Bier
Title:	Senior Vice President & Treasurer

IFC VOD SERVICES LLC

IFC DIGITAL MEDIA LLC

By: The Independent Film Channel LLC, as sole member of each of the above-named limited liability companies

By: Rainbow National Services LLC, as sole member of The Independent Film Channel LLC

By:	/s/ John Bier
Name:	John Bier
Title:	Senior Vice President & Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

THE INDEPENDENT FILM CHANNEL LLC

By: Rainbow National Services LLC, its sole member

By:	/s/ John Bier
Name:	John Bier
Title:	Senior Vice President & Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

ADMINISTRATIVE
AGENT:	JPMORGAN CHASE BANK

	By:	/s/Joan M. Fitzgibbon
	Name:	Joan M. Fitzgibbon
	Title:	Managing Director

[SIGNATURES CONTINUED ON NEXT PAGE]

AS SYNDICATION AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Todd Shipley
	Name:	Todd Shipley
	Title:	Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

AS CO-DOCUMENTATION
AGENTS:	CREDIT SUISSE FIRST BOSTON

	By:	/s/ Doreen Barr	/s/ Judith E. Smith
	Name:	Doreen Barr	Judith E. Smith
	Title:	Vice President	Director

CITICORP NORTH AMERICA, INC.

	By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Mark L. Cook
	Name:	Mark L. Cook
	Title:	Director

ANNEX A
TO
FIRST AMENDMENT TO LOAN AGREEMENT

FORM OF LENDER ADDENDUM

RAINBOW MEDIA HOLDINGS LLC
FIRST AMENDMENT TO LOAN AGREEMENT

DATED AS OF JANUARY 20, 2006

Reference is made to the Loan Agreement dated as of August 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Rainbow National Services LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (as defined in the Loan Agreement) party thereto, JPMorgan Chase Bank, as administrative agent (the “Administrative Agent”) and the other Credit Parties (as defined in the Loan Agreement) party thereto.  Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrower has requested that the Majority Lenders agree to amend certain provisions of the Loan Agreement on the terms and conditions described in the First Amendment to Loan Agreement in the form attached hereto as Exhibit A (the “First Amendment”).

THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES AND WITHOUT REFERENCE TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file) shall be effective as delivery of a manually executed counterpart hereof.

[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

(NAME OF LENDER)

By:
Name:
Title:

EXHIBIT A
TO

LENDER ADDENDUM TO FIRST AMENDMENT TO LOAN AGREEMENT

COPY OF FIRST AMENDMENT TO LOAN AGREEMENT

[see attached]